Exhibit 107

Calculation of Filing Fees Table

Form S-3

(Form Type)

Energous Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	(1)	Rule 415(a)(6)	(1)	(2)	$80,000,000	-	-	S-3	333- 261087	December 16, 2021	$7,416(3)
	Total Offering Amounts					$80,000,000		-
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							-

(1) There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, and units comprised of one or more of the other securities that may be offered pursuant hereto to be sold by the registrant from time to time at unspecified prices which shall have an aggregate initial offering price not to exceed $80,000,000. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In addition, Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $80,000,000.

(3) On November 15, 2021 the registrant filed a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission to register $100,000,000 of securities (the “Prior Registration Statement”) and paid the associated filing fee of $9,270. The registrant is carrying forward to this registration statement $80,000,000 of unsold securities that were registered under the Prior Registration Statement and remain unsold as of the date hereof (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities under this registration statement.